UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Act of 1934

Date of Report (Date of earliest event reported): February 16, 2005

WILD OATS MARKETS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-21577	84-1100630
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

3375 Mitchell Lane

Boulder, Colorado 80301

(Address of principal executive offices, including zip code)

(303) 440-5220

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

The information contained in this Current Report is being furnished to the Securities and Exchange Commission and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any filings of Wild Oats Markets, Inc., whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On February 15, 2005, management of Wild Oats Markets, Inc. (the "Company") discussed with the Chairman of the Audit Committee of the Board of Directors of the Company a February 7, 2005 clarification of existing generally accepted accounting principles ("GAAP") applicable to leases and leasehold improvements articulated by the Office of the Chief Accountant of the Securities and Exchange Commission ("SEC"), as well as recent restatements by numerous other retail and restaurant companies related to the same accounting issues. The Chairman of the Audit Committee instructed management to begin a review of its accounting practices relating to leases and leasehold improvements.

On February 17, 2005, following management’s determination that its accounting practices were not consistent with such SEC clarification, the Audit Committee concluded that the registrant’s previously issued audited consolidated financial statements should no longer be relied upon because of potential errors.

The Company has historically depreciated leasehold improvements related to leased property over the shorter of the assets’ useful lives or the total lease term (initial term plus renewals), while straight-line rent expense in those same years was computed over the initial lease term only. The Company, when classifying its leased properties as operating or capital leases under FAS 13, made its determination by utilizing only the original lease term, without renewals. The SEC, in its clarification letter, stated that under GAAP, the same lease term must be used in each of the foregoing analyses. The Company is working diligently to complete its review of this matter and quantify the impact on each of the affected prior periods. These non-cash impacts to prior periods will not impact sales or cash position.

Authorized officers of the Company have discussed with the Company’s current and former independent public accountants the Company’s determination that previously issued financial statements should no longer be relied upon because of error described above. The Company is currently working with its current and former independent accountants to quantify the error and the impacted periods. The Company’s former accountants have not completed their review of the Company’s analyses or calculation, and do not express a position concerning such determination.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Ann-Marie Austin-Stephens resigned from the Company’s Board of Directors, effective February 16, 2005, due to responsibilities Ms. Austin-Stephens is undertaking in a new position of employment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Wild Oats Markets, Inc.

(Registrant)

By: /s/ Freya R. Brier

Freya R. Brier

Executive Officer

Date: February 18, 2005